Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

PENN ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(r)	(2)	(2)	(2)	(1)	(1)
Fees to Be Paid	Equity	Preferred Stock, par value $0.01 per share	Rule 457(r)	(2)	(2)	(2)	(1)	(1)
Fees to Be Paid	Equity	Depositary Shares(3)	Rule 457(r)	(2)	(2)	(2)	(1)	(1)
Fees to Be Paid	Debt	Debt Securities	Rule 457(r)	(2)	(2)	(2)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)
The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)
An indeterminate aggregate initial offering price, or amount or number, as applicable, of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices and as may be issued upon exercise, conversion or exchange of any securities registered hereunder, including under any applicable antidilution provisions. The proposed maximum aggregate offering price per security will be determined from time to time in connection with offers and sales of securities registered under this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)	The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement and will represent a fractional share or multiple shares of preferred stock.